Exhibit 99.2

FOR IMMEDIATE RELEASE

ORAGENICS EXPLORES EXPANSION OF CNS PLATFORM

PURSUING ACQUISTION OF ASSETS IN BRAIN HEALTH, RECOVERY, AND NEUROPROTECTION

SARASOTA, Fla., March 11, 2026 (BUSINESS WIRE) — Oragenics, Inc. (NYSE American: OGEN), a clinical-stage biotechnology company pioneering brain-targeted therapeutics through proprietary intranasal delivery technology, today announced that it is exploring discussions with third parties regarding the potential acquisition of additional assets in the central nervous system (CNS) space, with a specific focus on brain health and brain recovery indications that demonstrate strategic synergies with the Company’s lead candidate ONP-002 and its proprietary intranasal drug delivery platform.

The Company’s portfolio expansion initiative is being pursued independently of its existing partnership with Receptor.AI, which focuses on artificial intelligence-enabled CNS drug discovery. Together, these two parallel strategies — traditional asset acquisition and AI-driven discovery — reflect Oragenics desire to build a diversified, platform-anchored CNS portfolio.

No definitive agreements have been reached, and there can be no assurance that any transaction will be completed on terms acceptable to the Company, or at all. The Company will disclose any material transaction in accordance with applicable securities laws and regulations.

Strategic Rationale

Oragenics’ CNS portfolio expansion strategy is grounded in the Company’s belief that its proprietary intranasal delivery platform represents a broadly applicable technology with potential across multiple brain health and brain recovery indications. The Company is evaluating acquisition candidates on the following criteria:

●	Brain Health and Brain Recovery Focus: Candidates targeting neurological conditions involving brain injury, neuroinflammation, cognitive impairment, or recovery of brain function
●	Platform Synergy: Assets that are well-suited for intranasal delivery or that would benefit from the Company’s existing CNS regulatory and clinical development capabilities
●	Clinical Stage and Data: Candidates with meaningful preclinical or early clinical evidence that can be efficiently advanced through development
●	Strategic Fit: Opportunities that complement — without displacing — the Company’s commitment to advancing ONP-002 through Phase IIa in Australia and into U.S.-based Phase IIb trials

ONP-002 Provides the Foundation

Oragenics’ decision to actively pursue CNS portfolio expansion is grounded in the progress of its lead program. The Phase IIa clinical trial of ONP-002 is now in active site initiation, with the first site initiation visit completed in Australia and two additional sites in Australia completing final Research Governance reviews prior to patient enrollment.

ONP-002 is the only pharmacological candidate in clinical development targeting the underlying biology of concussion and mild traumatic brain injury — reducing neuroinflammation, oxidative stress, and cerebral edema at the source. Phase 1 demonstrated safety and tolerability in 40 patients with zero serious adverse events. There are currently no FDA-approved pharmacological treatments for concussion or mTBI.

Following Phase IIa in Australia, the Company plans to submit an IND application to the FDA for continued US based clinical trials in 2027 to advance the development of ONP-002.

“ONP-002 is advancing in human trials right now – and that progress is exactly what gives us the confidence to continue to look forward. We believe our intranasal delivery platform is not a single-drug asset. It is a technology designed to get therapeutics into the brain rapidly, non-invasively, and effectively. We believe there are real opportunities in the brain health and brain recovery space that could benefit from this platform – some of which we have begun to explore. Our goal isintend to build a CNS company that makes a meaningful impact on how the work treats diseases of the brain. That starts with ONP-002, and it should not stop there.” – Janet Huffman, Chief Executive Officer, Oragenics, Inc.

About the Intranasal Delivery Platform

Oragenics’ proprietary intranasal drug delivery system is designed to enable rapid, non-invasive delivery of therapeutic compounds directly to the brain via the olfactory and trigeminal nerve pathways, bypassing the blood-brain barrier. We believe the platform has the potential to address a fundamental challenge in CNS drug development: delivering therapeutics to the brain with efficiency, speed, and tolerability. Oragenics believes the platform has broad applicability across multiple brain health indications, positioning the Company to build a pipeline anchored in a differentiated and defensible delivery technology.

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this news release concerning the Company’s expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our research, development and regulatory activities and expectations relating to our product candidates, including without limitation ONP-002 and our proprietary nasal device; the effectiveness of these programs or the possible range of application and potential curative effects and safety in the treatment of diseases; the timing, conduct, interim results announcements and outcomes of our clinical trials for our product candidates, including ONP-002 for the treatment of concussion and mTBI; our acquisition strategy and prospects; and our ability to finance our operations. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “potential,” “may,” “will,” “could,” “should,” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to, those described in our most recent Form 10-K, Form 10-Q and other filings we make with the U.S. Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. All information we set forth in this press release is as of the date hereof. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, circumstances should change, except as otherwise required by law.

ABOUT ORAGENICS

Oragenics, Inc. (NYSE American: OGEN) is a clinical-stage biotechnology company pioneering brain-targeted therapeutics through proprietary intranasal drug delivery technology. The Company’s lead candidate, ONP-002, is a first-in-class intranasal neurosteroid in Phase IIa clinical development for the treatment of concussion and mild traumatic brain injury (mTBI) — conditions affecting an estimated 69 million people globally each year with no approved pharmacological treatment. Oragenics intranasal delivery platform is designed to enable rapid, non-invasive delivery of therapeutics directly to the brain bypassing the blood-brain barrier. The Company is exploring broadening its CNS pipeline strategy through both internal development and strategic business development. For more information, visit www.Oragenics.com.

Investor Contact:

800-383-4880

ir@oragenics.com